EXHIBIT 3.1

Text of the October 30, 2007 Amendments to the Bylaws of the Corporation. (New text is in bold and underlined and deleted language is indicated with strikethroughs.)

Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. ~~If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.~~

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Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the President, the Secretary, or on the written request of one half or more of the members of the Board of Directors stating the purpose or purposes for which such meeting is requested. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting ~~either personally, or by courier, telephone, facsimile or mail~~.

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Section 4.1. Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect an Executive Chairman (who shall be selected from among the members of the Board of Directors), a President, and a Secretary, and it may, if it so determines, choose a ~~Chairman of the Board and a~~ Vice Chairman of the Board from among its members. The Board of Directors shall appoint either the Executive Chairman or the President as the Chief Executive Officer. The Board of Directors may also choose one (1) or more Vice Presidents, one (1) or more Assistant Secretaries, a Treasurer and one (1) or more Assistant Treasurers, and one (1) or more other officers having such titles, and such powers and duties as the Board may provide and, to the extent not so provided, such powers and duties as may generally pertain to such office(s). Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier death, resignation, or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.2. Powers and Duties of Executive Officers.

~~President. The President shall be the chief executive officer of the corporation. Subject to the provisions of the certificate of incorporation, these bylaws, and the direction of the Board of Directors, the President shall have the responsibility for the general management~~a. Executive Chairman. The Executive Chairman shall preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by these bylaws. If there is no Chief Executive Officer or president, then the Executive Chairman shall also be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed below.

b. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board, have general supervision, direction, and control of the business and affairs of the corporation and shall ~~perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors~~report directly to the Board, subject to any supervisory powers delegated by the Board to the Executive Chairman, if any. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall serve as chairperson of and preside at all meetings of the stockholders. In the absence of an Executive Chairman, the Chief Executive Officer shall preside at all meetings of the Board.

c. President. In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer. When acting as the Chief Executive Officer, the President shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Board, these bylaws, the Chief Executive Officer or the Executive Chairman. The President shall have power to execute in the name of the corporation all contracts, agreements, deeds, bonds, mortgages, and other obligations and instruments of the corporation which are authorized, and to affix the corporate seal thereto. The President shall have general supervision and direction of all of the other officers, employees, and agents of the corporation.

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Section 5.1. Certificates. ~~Every holder of stock~~ Shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares that shall be evidenced by a book-entry system maintained by the registrar of such stock. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of shares shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation representing the number of shares owned by him in the corporation, unless the resolution of the Board of Directors provides that all shares of a particular class or series of stock shall be uncertificated shares. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

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ARTICLE VII

Notices

Section 7.1. Notice to Stockholders. Whenever, under any provision of these bylaws, notice is required to be given to any stockholder, the same shall be given in writing, either (a) by depositing in the United States mail, postage prepaid, and addressed to the stockholder's last known post office address as shown by the stock record of the corporation or its transfer agent or (b) by a form of electronic transmission consented to by the stockholder to whom the notice is given, except to the extent prohibited by Section 232(e) of the Delaware General Corporation Law. Any consent to receive notice by electronic transmission shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Section 7.2 Notice to Directors. Any notice required to be given to any director may be given either personally, or by courier, overnight delivery service, telephone, facsimile, mail, or any form of electronic transmission. Any such notice, other than one which is delivered personally, shall be sent to such post office or street address, telephone or facsimile number, or electronic mail address as such director shall have provided in writing to the Secretary of the corporation, or, in the absence of such information, to the last known post office address of such director. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

Section 7.3. Effective Date of Notice.

a. Stockholders. All notices given to stockholders by mail shall be deemed to have been given when deposited in the United States mail. All notices given to stockholders by a form of electronic transmission, as provided in Section 7.1, shall be deemed to have been given: (a) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder.

b. Directors. All notices given to directors either personally or by telephone shall be deemed to have been given when communicated to the director. All notices given to directors by mail shall be deemed to have been given when deposited in the United States mail. All notices given to directors by courier or overnight delivery service shall be deemed to have been given when delivered to the street address of record. All notices given to directors transmitted by facsimile shall be deemed to have been given on the date completion of the transmission is electronically confirmed. All notices given to directors by a form of electronic transmission, as provided in Section 7.2, shall be deemed to have been given when directed to the electronic mail address or other location provided in writing by the director to the Secretary of the corporation.

Section 7.4. Electronic Transmission. For purposes of these bylaws, the terms "written" and "in writing" shall include any "electronic transmission," as defined in Section 232(c) of the Delaware General Corporation Law, including without limitation, any, cablegram, facsimile, electronic mail, or posting to an electronic network, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE ~~VII~~VIII

Miscellaneous

Section ~~7.1~~ 8.1. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

Section ~~7.2~~8.2. Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section ~~7.3~~ 8.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section ~~7.4~~ 8.4. Interested Directors; Quorum. No contract or transaction between the corporation and one (1) or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one (1) or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section ~~7.5~~ 8.5. Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of~~, punch cards, magnetic tape, photographs, microphotographs, or any other~~ any information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

Section ~~7.6~~ 8.6. Amendment of ~~By-Laws~~Bylaws. These ~~by-laws~~bylaws may be altered or repealed, and new bylaws made, by the Board of Directors to the extent permitted by the certificate of incorporation, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.